SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549


                                 FORM 8-K


CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report: July 15, 1996   Date of Earliest Event Reported: July 15, 1996

                          EQUITABLE OF IOWA COMPANIES
            (Exact Name of Registrant as Specified in Its Charter)

                                     Iowa
               (State or Other Jurisdiction of Incorporation)

             0-8590                                   42-1083593
     (Commission File Number)           (I.R.S. Employer Identification No.)

   604 Locust Street, P.O. Box 1635, Des Moines, IA              50306
     (Address of Principal Executive Offices)                 (Zip Code)

                                  (515) 245-6911
               (Registrant's Telephone Number, Including Area Code)































ITEM 5.  Other Events.

     As previously reported, the Company and certain of its subsidiaries are defendants in class action lawsuits filed in the Iowa District Court for Polk County in May, 1995 and in the United States District Court for the Middle District of Florida, Tampa Division, in February, 1996. A similar law class action suit has recently been filed against a subsidiary of the Company in the Court of Common Pleas of Allegheny County, Pennsylvania. The three suits claim unspecified damages as a result of alleged improper life insurance sales practices. The Company believes the allegations are without merit.
The Company is awaiting an order of dismissal in the Iowa suit. The Iowa Court has agreed to dismiss that action pursuant to the application of the Plaintiff and as agreed to by the Company. The remaining suits are in the early discovery and procedural stages and have not yet been certified as class actions. The Company intends to defend the suits vigorously. The amount of any liability which may arise as a result of these suits, if any, cannot be reasonably estimated and no provision for loss has been made in the Company's financial statements.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EQUITABLE OF IOWA COMPANIES


Date:  July 15, 1996               By /s/ John A. Merriman
                                      ______________________
                                      John A. Merriman,
                                      General Counsel and Secretary